Exhibit 4.7
AMENDMENT NO. 6 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
     Amendment No. 6 (this “Amendment”), dated as of August 28, 2007, among Terra Capital, Inc., a Delaware corporation (“Terra Capital”), Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation), a Mississippi corporation (“TMH”), and Terra Nitrogen (U.K.) Limited, a company incorporated in England and Wales (“Terra UK”) (Terra Capital, TMH and Terra UK each a “Borrower” and, collectively, the “Borrowers”), Terra Industries Inc., a Maryland corporation (“Terra Industries”), Terra Capital Holdings, Inc., a Delaware corporation (“Terra Capital Holdings”), the Lenders party hereto and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”), amends certain provisions of the Amended and Restated Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, including previous amendments hereto, the “Credit Agreement”), among the Borrowers, Terra Industries, Terra Capital Holdings, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrowers, Terra Industries and Terra Capital Holdings have requested, and the Requisite Lenders and the Administrative Agent have agreed to, certain amendments to the Credit Agreement as more specifically set forth below.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:
     1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.
     2. Amendments. Upon the occurrence of the Sixth Amendment Effective Date (as defined in Section 4), the Credit Agreement is hereby amended as follows:
     (a) The definition of “Cash Equivalents” in Section 1.1 of the Credit Agreement is hereby amended by replacing the word “and” appearing immediately before clause (g) with a semi-colon and inserting immediately after the semi-colon at the end of clause (g) the following new clause:
     and (h) investments in institutional money market funds registered under the Investment Company Act of 1940, subject to the written consent of the Administrative Agent.
     (b) Section 8.3(k) of the Credit Agreement is hereby amended by deleting the existing clause (iv) in its entirety and inserting the following in lieu thereof:
     (iv) by Terra Canada in Terra UK in the form of an Equity Issuance in connection with Terra Canada’s assumption of, or Terra UK’s repayment of, all of Terra UK’s liabilities under the Terra UK Fixed Asset Secured Debt;
     (c) Clause (h) of Section 8.4 inserted in Amendment No. 5 is hereby renumbered as clause (i).

     (d) Section 8.4 of the Credit Agreement is hereby amended by (A) deleting the word “and” appearing at the end of clause (h), (B) deleting the “period” appearing at the end of clause (i) and inserting “; and” in lieu thereof, and (C) inserting a new clause (j) immediately after clause (i) to read as follows:
     (j) Investments permitted under Section 8.3(k)(iv).
     (e) Section 8.5(e) of the Credit Agreement is hereby amended by:
     (i) deleting and replacing clause (i) thereof with the following:
     (i) the aggregate amount of such Stock Purchases together with the aggregate amount of Common Unit Purchases and the Senior Note Purchases, (A) made during any Repurchase Period does not exceed the Maximum Repurchase Amount applicable to such period or (B) made during any calendar year does not exceed $100,000,000; provided, however, that for so long as the Senior Unsecured Note (2007) Indenture remains in full force and effect, the foregoing limitations in clauses (A) and (B) above shall not apply to the extent that such Stock Purchases may at the applicable time be made as a “Restricted Payment” as defined in, and solely in accordance with the provisions of Sections 4.10(a), 4.10(b)(7) or 4.10(b)(8) of, the Senior Unsecured Note (2007) Indenture (without giving effect to any amendment or modification thereof).
     and
     (ii) deleting and replacing clause (vi) thereof with the following:
     (vi) Terra Capital shall deliver to the Administrative Agent, together with the quarterly financial information delivered pursuant to Section 6.1(b), a certificate executed by an officer of Terra Capital identifying the Stock Purchases made during the most recently ended Fiscal Quarter and certifying that the foregoing conditions were in each case met with respect thereto.
     (f) Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following definition in alphabetical order:
     “Amendment No. 5” means Amendment No. 5, dated as of July 11, 2007, by and between the Borrowers, certain subsidiaries of Terra Industries, the Administrative Agent and the Lenders signatory thereto.
     3. Waiver. The Requisite Lenders hereby waive, upon the occurrence of the Sixth Amendment Effective Date, any Default or Event of Default that may have occurred prior to such date as a result of any breach of the certification requirements of Section 8.5(e)(vi) of the Credit Agreement.
     4. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Sixth Amendment Effective Date”) when the following conditions precedent have been satisfied:

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     (a) Certain Documents. The Administrative Agent shall have received on or before the Sixth Amendment Effective Date, all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:
               (i) this Amendment, executed by the Borrowers, Terra Industries, Terra Capital Holdings, the Administrative Agent and the Requisite Lenders; and
               (ii) such additional documentation as the Administrative Agent or the Lenders may reasonably require.
          (b) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the Guarantors in or pursuant to the Credit Agreement, as amended hereby, and the other Loan Documents to which any of the Borrowers or the Guarantors is a party or by which the Borrowers or the Guarantors are bound, shall be true and correct in all material respects on and as of the Sixth Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).
          (c) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Sixth Amendment Effective Date.
          (d) Fees and Expenses Paid. The Borrowers shall have paid to the Administrative Agent in accordance with Section 11.3 of the Credit Agreement, all outstanding costs and expenses of the Administrative Agent, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment to the extent invoiced to the Borrowers.
     5. Representations and Warranties. On and as of the date hereof, and as of the Sixth Amendment Effective Date, after giving effect to this Amendment, each Borrower, Terra Industries and Terra Capital Holdings hereby represents and warrants to the Lenders as follows:
          (a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment; and
          (b) No Default or Event of Default has occurred and is continuing.
     6. Continuing Effect; No other Amendments. Except as expressly amended hereby or waiver herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.
     7. Loan Documents. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.

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     8. Costs and Expenses. The Borrowers, Terra Industries and Terra Capital Holdings agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.
     9. Governing Law; Counterparts; Miscellaneous.
          (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
          (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.
          (d) From and after the Sixth Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
[signature pages follow]

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     IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 6 to the Amended and Restated Credit Agreement to be effective for all purposes as of the Sixth Amendment Effective Date.

Borrowers

Terra Capital, Inc.

By:	/s/ Daniel D. Greenwell

Name: Daniel D. Greenwell
Title: Chief Financial Officer

Terra Mississippi Holdings Corp.
(f/k/a Mississippi Chemical Corporation)

By:	/s/ Daniel D. Greenwell

Name: Daniel D. Greenwell
Title: Vice President

Terra Nitrogen (U.K.) Limited

By:	/s/ Daniel D. Greenwell

Name: Daniel D. Greenwell
Title: Vice Presdient

Guarantors

Terra Industries Inc.

By:	/s/ Daniel D. Greenwell

Name:	Daniel D. Greenwell
Title:	Sr. Vice President and CFO

Terra Capital Holdings Inc.

By:	/s/ Daniel D. Greenwell

Name: Daniel D. Greenwell
Title: Vice President and Treasurer

Administrative Agent Citicorp USA, Inc.
By:	/s/ Marcus Wunderlich
	Name:	Marcus Wunderlich
	Title:	Vice President

Lenders Citicorp USA, Inc.
By:	/s/ Marcus Wunderlich
	Name:	Marcus Wunderlich
	Title:	Vice President

Wells Fargo Foothill, LLC
By:	/s/ Mark Bradford
	Name:	Mark Bradford
	Title:	Vice President

LaSalle Bank National Association
By:	/s/ Julie S. Harris
	Name:	Julie S. Harris
	Title:	1st Vice President

Congress Financial Corp.
By:	/s/ Thomas A. Martin
	Name:	Thomas A. Martin
	Title:	Director

General Electric Capital Corporation
By:	/s/ Alison P. Trapp
	Name:	Alison P. Trapp
	Title:	Duly Authorized Signatory

National City Business Credit, Inc.
By:	/s/ Thomas J. Evans
	Name:	Thomas J. Evans
	Title:	Vice President

CONSENT OF GUARANTORS
Dated as of August 28, 2007
     Each of the undersigned companies, as a Guarantor under the Amended and Restated Guaranty dated October 10, 2001 (the “Guaranty”), in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have consented to this Amendment, as of the date first written above.

TERRA CAPITAL, INC.
TERRA MISSISSIPPI HOLDINGS CORP. (F/K/A
MISSISSIPPI CHEMICAL CORPORATION)
TERRA INDUSTRIES INC.
TERRA CAPITAL HOLDINGS, INC.
TERRA NITROGEN CORPORATION
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
PORT NEAL CORPORATION
TERRA METHANOL CORPORATION
BMC HOLDINGS INC.
BEAUMONT HOLDINGS CORPORATION
TERRA REAL ESTATE CORPORATION
BEAUMONT AMMONIA INC.
TERRA INTERNATIONAL (CANADA) INC.
TERRA MISSISSIPPI NITROGEN, INC. (F/K/A
MISSISSIPPI NITROGEN, INC.)
TERRA HOUSTON AMMONIA, INC. (F/K/A
MISSISSIPPI CHEMICAL MANAGEMENT COMPANY)
TERRA NITROGEN GP HOLDINGS INC.

By:	/s/ Daniel D. Greenwell

Name: Daniel D. Greenwell
Title: Vice President and Chief Accounting Officer

TERRA	NITROGEN (U.K.) LIMITED

By:	/s/ Daniel D. Greenwell

Name: Daniel D. Greenwell
Title: Vice President

TERRA	(U.K.) HOLDINGS INC.

By:	/s/ Daniel D. Greenwell

Name: Daniel D. Greenwell
Title: Vice President

[CONSENT TO AMENDMENT NO. 6 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]